Exhibit 99.1

AMENDMENT NO. 1 dated as of November 14, 2011 (this “Amendment”), to the Second Amended and Restated Credit Agreement dated as of November 3, 2010 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among DELTEK, INC., a Delaware corporation (the “Borrower”), the Lenders party thereto and CREDIT SUISSE AG (“Credit Suisse”), as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent (in such capacity, the “Collateral Agent”) for the Lenders.

A. Pursuant to the Credit Agreement, the Lenders and the Issuing Bank have extended, and have agreed to extend, credit to the Borrower.

B. The Borrower has requested, and the Required Lenders have agreed, to amend certain provisions of the Credit Agreement as set forth herein.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Defined Terms. Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

SECTION 2. Amendments. Subject to the satisfaction of the conditions set forth in Section 5 hereof, the Credit Agreement is hereby amended as follows:

(a) Section 1.01 of the Credit Agreement is hereby amended by inserting the following defined terms in the appropriate alphabetical order therein:

“Amendment Effective Date” shall mean November 14, 2011

“2011 Amendment Stub Period” shall have the meaning assigned to such term in Section 6.06(a).

(b) The definition of the term “Applicable Percentage” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Applicable Percentage” shall mean, on and after the Amendment Effective Date, for any day, with respect to any Eurodollar Term Loan, Eurodollar Revolving C Loan, ABR Term Loan, ABR Revolving C Loan or Swingline Loan, the applicable percentage set forth below under the caption “Eurodollar Term Loan/Revolving C Loan Spread” or “ABR Term Loan/Revolving C Loan/Swingline Spread”, as the case may be, based upon the Net Leverage Ratio as of the relevant date of determination:

Net Leverage Ratio	Eurodollar Term Loan / Revolving C Loan Spread	ABR Term Loan / Revolving C Loan / Swingline Spread
Category 1 2.0 to 1.00 or higher	4.25%	3.25%
Category 2 Less than 2.00 to 1.00	4.00%	3.00%

Each change in the Applicable Percentage resulting from a change in the Net Leverage Ratio shall be effective with respect to all Term Loans, Revolving Loans, Swingline Loans and Letters of Credit outstanding on and after the date of delivery to the Administrative Agent of the financial statements and certificates required by Section 5.04(a) or (b) and Section 5.04(c), respectively, indicating such change until the date immediately preceding the next date of delivery of such financial statements and certificates indicating another such change. Notwithstanding the foregoing, (a) (i) at any time during which the Borrower has failed to deliver the financial statements and certificates required by Section 5.04(a) or (b) and Section 5.04(c), respectively, or (ii) at any time after the occurrence and during the continuance of an Event of Default, the Leverage Ratio shall be deemed to be in Category 1 for purposes of determining the Applicable Percentage with respect to Term Loans, Revolving C Loans, Swingline Loans and Letters of Credit and (b) for the purposes of this definition only, the Net Leverage Ratio shall be calculated allowing not more than $25,000,000 in unrestricted cash and Permitted Investments to be subtracted from Total Debt.

(c) Section 6.06(a) (Restricted Payments; Restricted Agreements) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(a) Declare or make, or agree to declare or make, directly or indirectly, any Restricted Payment (including pursuant to any Synthetic Purchase Agreement), or incur any obligation (contingent or otherwise) to do so; provided, however, that (i) any Subsidiary may declare and pay dividends or make other distributions to its equity holders (so long as, to the extent such Subsidiary is not a wholly owned Subsidiary, such dividends or distributions are made on a pro rata basis), (ii) so long as no Event of Default or Default shall have occurred and be continuing or would result therefrom, the Borrower may (w) repurchase its Equity Interests owned by, or make payments to, employees, officers or directors (or former employees, officers or directors) of the Borrower or the Subsidiaries or any family member of, or trust or other entity for the benefit of, any of the foregoing persons (A) if such repurchases or payments are contemplated by the Shareholders Agreement or (B) upon termination of their employment, in connection with the exercise of stock options, stock appreciation rights or similar equity incentives or equity based incentives pursuant to incentive plans or in connection with the death or disability of such employees, (x) otherwise make Restricted Payments in connection with the purchase or repurchase by the Borrower or the exercise of stock options, stock appreciation rights or other equity incentives or equity based incentives, (y) repurchase up to $10,000,000 of its Qualified Capital Stock during the period beginning on the Amendment Effective Date and ending on December 31, 2011 (such period, the “2011 Amendment Stub Period”), and in each fiscal year thereafter, in each case pursuant to publicly announced open market repurchase transactions, in the case of subclauses (w), (x) and (y) of this clause (ii) in an aggregate amount not to exceed $15,000,000 during the 2011 Amendment Stub Period or in any subsequent fiscal year (it being agreed that, if the Net Leverage Ratio as at the end of any fiscal year of the Borrower is less than 2.25 to 1.0, the unutilized amount (if any) for such fiscal year (or, in the case of fiscal year 2011, the unutilized amount (if any) for the 2011 Amendment Stub Period and not any prior periods) (in each case, not to exceed $10,000,000) may be carried forward to the next fiscal year) or (z) repurchase up to $27,500,000 of its Qualified Capital Stock at any time on or after the Amendment Effective Date from holders of the Borrower’s Qualified Capital Stock other than the Sponsor Investors; provided, however, that (1) the Borrower may not repurchase Qualified Capital Stock unless, immediately after giving effect to such repurchase, the sum of (A) unrestricted cash and Permitted Investments of the Borrower and its Subsidiaries plus (B) unused and available Revolving Credit Commitments, is at least $30,000,000, (2) no Restricted Payments may be made pursuant to subclause (x) or (z) of this clause (ii) if the Net Leverage Ratio after giving effect thereto would be greater than 2.25 to 1.00 and (3) the available baskets in subclauses (w), (x), (y) and (z) of this clause (ii) shall be reduced by an amount equal to any Cure Amount received by the Borrower, unless receipt of such Cure Amount occurs substantially concurrently with a voluntary prepayment of Term Loans in an amount equal to such Cure Amount, (iii) the Borrower and each Subsidiary may declare and pay dividends payable solely in shares of common stock or other Qualified Capital Stock of the Borrower or such Subsidiary, (iv) the Borrower may purchase, repurchase, defease, acquire or retire for value the capital stock of the Borrower or options, warrants or other rights to acquire such capital stock solely in exchange for, or out of the proceeds of the sale of (so long as such purchase, repurchase, redemption, defeasance, acquisition or retirement is consummated within sixty (60) days of such sale) Qualified Capital Stock of the Borrower or options, warrants or other rights to acquire such Qualified Capital Stock, (v) repurchases of capital stock of the Borrower deemed to occur upon the exercise of options or warrants solely to the extent that shares of such capital stock represent a portion of the exercise price of such options or warrants shall be permitted, (vi) the making of cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for equity interests of the Borrower shall be permitted and (vii) for the avoidance of doubt, nothing in this Section 6.06 shall be construed to prohibit the International Restructuring.

SECTION 3. Reaffirmation. Each of the Borrower and the Subsidiary Guarantors, by its signature below, hereby (a) agrees that, notwithstanding the effectiveness of this Amendment, the Security Documents continue to be in full force and effect, (b) affirms and confirms its Guarantee of the Obligations and the pledge of and/or grant of a security interest in its assets as Collateral to secure such Obligations, all as provided in the Security Documents, and acknowledges and agrees that such Guarantee, pledge and/or grant continue in full force and effect in respect of, and to secure, such Obligations under the Credit Agreement and the other Loan Documents and (c) affirms and confirms that all the representations and warranties made by or relating to it contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the Amendment Effective Date (as defined below), except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct in all material respects as of such earlier date).

SECTION 4. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, the Borrower represents and warrants to each of the Lenders, the Administrative Agent and the Issuing Bank that, after giving effect to this Amendment, (a) the representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct in all material respects as of such earlier date), and (b) no Default or Event of Default has occurred and is continuing.

SECTION 5. Effectiveness. This Amendment shall become effective as of the date (such date, the “Amendment Effective Date”) on which:

(a) the Administrative Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of the Borrower, the Subsidiary Guarantors and the Required Lenders;

(b) The Administrative Agent shall have received payment from the Borrower, for the account of each Lender that shall have unconditionally and irrevocably delivered to the Administrative Agent (or its counsel) its executed signature page to this Amendment on or prior to 5:00 p.m., New York City time, on the Amendment Effective Date, an amendment fee in an amount equal to 0.05% of the aggregate outstanding principal amount of such Lender’s Term Loans and Revolving Credit Commitment (whether used or unused) as of the Amendment Effective Date. Such fees shall be payable in immediately available funds and, once paid, shall not be refundable in whole or in part; and

(c) The Administrative Agent shall have received all other fees and other amounts due and payable on or prior to the Amendment Effective Date, including, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower in connection with the transactions contemplated hereby.

SECTION 6. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or the Collateral Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein. After the date hereof, any reference to the Credit Agreement shall mean the Credit Agreement as modified hereby. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 7. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

SECTION 8. Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 9. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

DELTEK, INC.,

By:	/s/ David Schwiesow
Name:	David Schwiesow
Title:	Secretary

EACH SUBSIDIARY GUARANTOR LISTED ON SCHEDULE I HERETO,

By:	/s/ David Schwiesow
Name:	David Schwiesow
Title:	Secretary

[Signature Page to Deltek, Inc. Amendment Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, individually as a Lender and as Administrative Agent, Collateral Agent, Swingline Lender and Issuing Bank,

By:	/s/ John D. Toronto
Name:	John D. Toronto
Title:	Managing Director

By:	/s/ Vipul Dhadda
Name:	Vipul Dhadda
Title:	Associate

[Signature Page to Deltek, Inc. Amendment Agreement]

FORM OF SIGNATURE PAGE TO AMENDMENT NO. 1 DATED AS OF NOVEMBER 14, 2011, TO THE DELTEK, INC. SECOND AMENDED AND RESTATED CREDIT AGREEMENT

Name of Institution:

To execute this Agreement as a Lender:
by

Name:
Title:

For any Lender requiring a second signature line:
by

Name:
Title:

[Signature Page to Deltek, Inc. Amendment Agreement]

Schedule I

Subsidiary Guarantors

Deltek Systems (Philippines), Ltd.

Deltek Systems (Colorado), Inc.

C/S Solutions, Inc.

WST Corporation

mySBX Corporation

SIRA, LLC

INPUT, Inc.

The Washington Management Group, Inc.

FSI Holdings, Inc.